Exhibit 99.1 Jefferies Financial Group Inc. 2022 Investor Meeting Wednesday, October 12, 2022

Important Disclosures Forward Looking Statements. Certain statements contained herein may constitute “forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, regarding Jefferies Financial Group Inc., Jefferies Group LLC and their respective subsidiaries. These forward-looking statements reflect the respective issuer’s current views relating to, among other things, future revenues, earnings, operations, and other financial results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to an issuer’s strategies for the future development of its business and products. These forward-looking statements are not historical facts and are based on the respective issuer’s management expectations, estimates, projections, beliefs and certain other assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, the cautionary statements and risks set forth in the respective issuer’s Annual and Quarterly Reports and other reports or documents filed with, or furnished to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with each respective issuer’s Consolidated Financial Statements and the Notes thereto contained in the Annual, Quarterly and Periodic Reports filed by such issuer that are also accessible on the SEC website at sec.gov. Any forward-looking statements made by an issuer herein are unique to that issuer and are not to be attributed as statements made or endorsed by any other issuer. Not an Offer. These materials are provided for shareholders of Jefferies Financial Group Inc. and are for informational purposes only. These materials do not constitute an offer to sell, or a solicitation of an offer to buy, any security or instrument, or a solicitation of interest in any fund, account or strategy described herein. Performance Information. Past performance is not necessarily indicative of future results. 2

2022 Investor Meeting Agenda Start Time Session Speaker(s) Rich Handler, CEO 9:00 AM Overview Brian Friedman, President 9.30 AM Financial Review Matt Larson, CFO 9:50 AM Investment Banking Chris Kanoff, Global Head of Investment Banking 10:10 AM Equities Peter Forlenza, Global Head of Equities 10:30 AM Fixed Income Fred Orlan, Global Head of Fixed Income Nick Daraviras, Co-President of Asset Management 10:50 AM Asset Management Sol Kumin, Co-President of Asset Management 11:00 AM Vitesse Bob Gerrity, CEO Vitesse Energy 11:10 AM Q & A 3

Overview Rich Handler, CEO Brian Friedman, President

The Jefferies Difference Today, with our focused business model, Jefferies is one of the world’s top investment banking and capital market firms, continuing to grow market share and attract the best talent. We believe Jefferies’ success is grounded in our long-term approach, knowing there is no shortcut to building our capabilities and client base. Instead, we have patiently focused on building Jefferies and our culture around three pillars: Relentless Client Differentiated A Flat and Nimble Focus Insight Operating Structure 5

Consistently Executing Against Our Strategy Drive shareholder value and 1 continue to focus on delivering ROTE Grow our core businesses, with 2 Our consistent strategy Investment Banking as the overriding opportunity and strong risk Invest in people to gain market share and in management practices technology to enhance our offerings and increase 3 have proven to be productivity effective – even during Leverage strategic partnerships challenging markets 4 to enhance our core businesses Maintain a conservative and efficient balance sheet, high 5 levels of liquidity and careful risk management 6

Consistent Focus on Driving Shareholder Value Jefferies has and will continue to make shareholder value a paramount focus (1) End of Period Tangible Book Value Per Fully Diluted Share + Cumulative Dividends Per Share 14% CAGR $39 $37 $31 $27 $26 $21 2017 2018 2019 2020 2021 Q3 2022 End of Period TBV/Per Fully Diluted Share Cumulative Dividends Per Share See pages 65-69 at the back of this presentation for endnotes. 7

Consistently Returning Capital to Shareholders Regular Cash Dividend Reduction in Fully Diluted Capital Returned to 200% 31% $5.0B (1) Increase Shares Outstanding Shareholders (4) 66% of 12/31/16 Tangible Book Value has been returned to shareholders $1.20 800 $1.00 $5.0 700 $0.60 $4.1 600 $0.50 $0.50 $0.40 $3.6 500 373 $2.6 400 328 315 274 274 256 300 $1.5 200 100 $0.2 0 2017 2018 2019 2020 2021 Q3 2022 2017 2018 2019 2020 2021 Q3 2022 (2) (3) Cumulative Share Repurchase Cumulative Cash Dividend Cumulative Special Dividend Fully Diluted Shares Outstanding (mm) Annualized Cash Dividend Per Share ($ Billions) See pages 65-69 at the back of this presentation for endnotes. 8

Continuing to Drive Value Creation Through Strategic Actions Most recent steps to drive greater shareholder value & return excess capital to shareholders Merger of Jefferies Financial Announced Spinoff of Sale of Idaho Timber Group and Jefferies Group Vitesse Energy Simplification of Corporate Structure and Wind down of Non-Core Businesses Since Mid-2012, we have realized $2.5 billion in pre-tax gains on non-core asset sales 9

Sustained Focus on Long-Term Growth of Core Businesses Industry Leading Revenue Growth (1) Investment Banking & Capital Markets Revenue Growth vs. Industry Peers (% growth since 2016) 131.8% 68.8% Industry (2) Peers -22.4% 2016 2017 2018 2019 2020 2021 LTM Q2-22 See pages 65-69 at the back of this presentation for endnotes. 10

Continuing to Grow Market Share by Focusing on Our Clients $6.4B 121 New IB MDs 70 hired and 51 promoted since November 30, 2019, Revenues LTM Q3’22 backing up our commitment to invest in talent and growth $3.6B 61 BPS Investment Banking Revenues LTM Q3’22 Increase in aggregate market share across Core (1) IB products (M&A, ECM, Lev Fin) since 2019 $1.8B 109 BPS Capital Markets Revenues LTM Q3’22 Increase in aggregate market share for Global (2) Cash Equities between 2022 and 2019 See pages 65-69 at the back of this presentation for endnotes. 11

Core Business Growth . . .while further enhancing our full . . .and growing our strategy Continue to lead with Investment (1) (2) range of Capital Markets & offerings & AUM in Asset Banking expansion. . . Research capabilities. . . Management Investment Banking Capital Markets Asset Management (2) Revenues ($mm) Bankers Revenues ($mm) Headcount AUM ($Bs) # of Strategies $3,620 $1,772 $31 $1,455 1,231 20 1,090 $1,662 1,432 12 $11 953 2019 LTM Q3'22 2019 LTM Q3'22 2019 Q3'22 See pages 65-69 at the back of this presentation for endnotes. 12

Ongoing Growth in Investment Banking Market Share (1) Consistently growing Investment Banking franchise Investment Banking Market Share (M&A, ECM, LevFin) as the backbone of our growth Global M&A, ECM and LevFin combined 3.1% #5 2.8% (Q3’22) 1.1% Global M&A, ECM and LevFin combined #6 0.1% (YTD Q3’22) 2000 2010 2020 LTM Q3'22 Average M&A Deal Size $1.1B (1) Investment Banking Fee Revenues (Global M&A, ECM, LevFin) (YTD Q3’22) ($ Millions) 2000 2010 2020 LTM Q3’22 CAGR Addressable Market $46,883 $53,128 $65,015 $79,536 2.5% New Industry Sub-Sectors Covered Jefferies (As per Dealogic) $27 $557 $1,838 $2,451 23.0% 23 Since 2020 Source: Dealogic. See pages 65-69 at the back of this presentation for endnotes. 13

Low Risk, Fee Revenue Driving Growth Growth through stable and durable client-based revenue sources Revenue by Type – 2019 v. LTM Q3’2022 Net Interest / Other Net Interest / 20% Other 29% 67% Investment $6.4B $3.9B Banking Fees and Commissions Principal Investment 39% Net Revenues Net Revenues Transactions Banking LTM Q3’22 2019 65% 12% 53% Increase in Revenue Principal Transactions 14% Commissions Commissions 14% 17% See pages 65-69 at the back of this presentation for endnotes. 14

People, Technology and ESG are Foundational to Our Strategy Talent Development Technology ESG Key Focus Key Focus Key Focus ◼ Focus on individualized development and retention◼ Deliver technology solutions, including enhanced CRM ◼ Provide distinctive advice and thought leadership to our and analytics, as an enabler to business growth clients in ESG and sustainable finance ◼ Foster a culture of continuous feedback ◼ Protect Jefferies critical systems and sensitive ◼ Make a positive difference in the communities in which ◼ Ensure well-being is a top priority information from digital attacks through a diligent we live and work focus on cyber security ◼ Build value for clients and stakeholders by leveraging ◼ Accelerate Cloud transformation journey our diverse people and culture Highlights Highlights Highlights ◼ Expanded development programs including one-on-◼ Delivery of Fixed Income Algo Trading and Equities ◼ Engaged with 550+ institutional investor clients and one, tailored training and mentoring Derivatives expansion in Europe through business-led 150+ corporate clients on ESG matters technology strategy ◼ Implemented enhanced performance management ◼ Launched firmwide ESG training covering global issues processes, including formalized mid-year reviews and ◼ Invested in firmwide platform services (including and Jefferies business model an inclusion-focused proficiency in the annual review messaging, UI/UX framework and monitoring) to ◼ Raised $14m as part of Doing Good Global Trading Day process improve efficiency and enhance control environment for charities providing humanitarian aid and support in ◼ Extensive wellness programs, offering resources for ◼ Defined new IT target operating model and established Ukraine employee-partners and their families a consistent firm-wide software development lifecycle ◼ Implemented Career Relaunch and Job Switch ◼ Partnered with Amazon Web Services (AWS) to develop programs aimed at diversifying pipeline of hires a cloud-first policy aimed at modernizing strategic ◼ Announced Global Fertility, Surrogacy and Adoption applications program to support inclusive families 15

Strategic Partnership Updates

SMBC

- Strategic alliance focused on expanding and scaling existing offerings in the U.S. leveraged finance business, while leveraging both companies' strengths in the US healthcare sector
- Additional goal is to jointly pursue cross border M&A opportunities with Japanese companies

Highlights

- $1.9 billion financing for Jefferies Finance allowing for further growth in origination and underwriting
- $350 million unsecured credit line to Jefferies Group

MassMutual

- Jefferies Finance joint venture with MassMutual focused on arranging, managing and investing in primarily senior secured loans to corporate borrowers
- JFIN's private credit investment team, Jefferies Credit Partners ("JCP"), manages third party capital across large and mid cap strategies

Highlights

- Operated through extreme volatility, successfully de-risking a significant underwriting book without balance sheet/liquidity erosion
- Continued build out of direct lending platform with strong fundraising/investment momentum
- Grew managed capital across business lines to exceed $17 billion

Berkshire Hathaway Inc.

- Berkadia commercial real estate finance and investment sales joint venture with Berkshire Hathaway
- 363 investment sales advisors and mortgage bankers providing nationwide coverage

Highlights

- Mortgage Banking: $40 billion of loans closed across 2,000+ transactions in 2021
- Investment Sales: $27 billion of brokered sales across 700+ transactions in 2021
- Servicing: 20,000+ loans serviced with an aggregate unpaid principal balance of $337 billion as of 12/31/21

16

Jefferies

Themes Underpinning 2022 and Beyond Solid 2022 results despite ECM and LevFin challenges Growing market share, brand and opportunity Closing out simplification – pure, substantially fee-generating, growing Wall Street firm Shareholder value driven firm 17

Financial Review Matt Larson, CFO

Balance Sheet & Financials Our Balance Sheet remains strong... …while continuing to support our growing franchise As of August 31, 2022 LTM Q3 2022 $55B in Total Assets $6.4B Net Revenues $9.5B of Cash & Cash Equivalents $1.3B Profit Before Taxes 3.8% Level 3 Assets Owned as a % of $1.0B Net Income Total Financial Instruments Owned (1) $8.4B of Tangible Equity 20% Operating Margin See pages 65-69 at the back of this presentation for endnotes. 19

Income Statement Trend Net Revenue Profit Before Taxes ($ Millions) ($ Millions) 65% 169% 8,185 2,254 6,435 6,011 1,286 3,893 1,067 479 2019 2020 2021 LTM Q3 2022 2019 2020 2021 LTM Q3 2022 Investment Banking Revenue Capital Markets Revenue ($ Millions) ($ Millions) 118% 22% 4,641 2,470 2,261 3,620 1,772 2,534 1,455 1,662 2019 2020 2021 LTM Q3 2022 2019 2020 2021 LTM Q3 2022 20

Focused on Return on Equity (1) (2) Tangible Equity & Adjusted Annualized Return On Tangible Equity ($ Millions) Increasing portion of 24.5% returns driven by core businesses, demonstrating the overall success of our strategy 8,656 8,418 12.4% 7,657 11.7% 7,490 Returns increasing substantially as Tangible 5.9% (1) Equity has grown by ~$750mm or 10% since 2019 2019 2020 2021 9M 2022 2019 2020 2021 9M 2022 (1) (2) Tangible Equity Adjusted Annualized ROTE See pages 65-69 at the back of this presentation for endnotes. 21

Balance Sheet Trend (1) Tangible Gross Leverage Ratio Cash and Cash Equivalents (As of Period End) ($ Millions as of Period End) 10,755 9,478 9,055 6.8 6.8 6.3 6.2 7,679 2019 2020 2021 Q3 2022 2019 2020 2021 Q3 2022 (2) Level 3 Assets Owned as a % of Total Financial Instruments Owned Tangible Equity (% as of Period End) ($ Millions as of Period End) 3.8% 3.6% 3.3% 8,656 2.9% 8,418 7,657 7,490 2019 2020 2021 Q3 2022 2019 2020 2021 Q3 2022 See pages 65-69 at the back of this presentation for endnotes. 22

Capital, Liquidity & Funding Stable capital, liquidity, and funding are core principles As of August 31, 2022 $11.0B of Global Liquidity (1) 20.5% Global Liquidity as % of Tangible Assets Capital Liquidity 243 Days Average Term of Non-Clearing Corp Eligible Repos 82 Days Average Term for Equity Financing $19.0B Long-Term Debt/Equity Funding 9.9 Average Years Maturity of Unsecured Long-Term Debt See pages 65-69 at the back of this presentation for endnotes. 23

Expenses Align with Growth Tech, Comms & Professional Services Drivers Investment Banking, Capital Markets & Asset Management Non-Compensation Expenses ◼ Elevated regulatory operating environment ◼ Infrastructure modernization & mobility improvements ◼ Cyber security risks & concerns 42% ◼ Front-Office systems to support expanded offerings 33% $1.2B FYTD Q3’22 Transaction & Client-Related Drivers 8% ◼ Activity ramp up of new bankers 17% ◼ Increased volumes Tech, Comms & Professional Services Other Expenses ◼ Expanded product offerings across regions Occupancy and Equipment Transaction & Client Related Costs ◼ Return of conferences and employee travel 24

Investment Banking Chris Kanoff, Global Head of Investment Banking

We Deliver Our Capabilities Through An Extensive Global Footprint Globally, we have over 1,400 Investment Bankers, including 294 Managing Directors, operating in 15 countries Americas ▪ 980 Investment Bankers ▪ 191 Managing Directors EMEA ▪ 369 Investment Bankers ▪ 82 Managing Directors APAC ▪ 83 Investment Bankers ▪ 21 Managing Directors 26

Revenue and Headcount (1) ▪ 9 months ended Q3 2022 Core Investment Banking revenues were $2.3 billion, resulting in our second-best first 9 months ever ▪ Record 9 months advisory revenues of $1.4 billion and underwriting revenues of $859 million ▪ Our footprint has increased by 82 Managing Directors since 11/30/2019, a result of 51 internal promotions and 70 new hires (1) Core Investment Banking Net Revenues ($ Millions) 4,366 2,501 2,261 1,910 1,764 1,537 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 9M 2022 Equity Underwriting Debt Underwriting Advisory Period End MDs 196 206 212 214 249 294 Period End Bankers 790 881 953 968 1,238 1,432 See pages 65-69 at the back of this presentation for endnotes. 27

Revenue and Market Share Momentum 1.1% Market Share in 2.0% Market Share in 2.8% Market Share in 3.1% Market Share in (1) (1) (1) (1) FY10 FY14 FY18 FY22 $3,442mm $2,579mm Record $4.4bn in 2021 $1,482mm $1,110mm (2) (2) (2) (2) FY10-FY13 Average Net Revenue FY14-FY17 Average Net Revenue FY18-FY21 Average Net Revenue LTM Q3 2022 Net Revenue See pages 65-69 at the back of this presentation for endnotes. 28

Global Ranking and Market Share Over the last five years, our global ranking has increased from #10 to #6 for FYTD Q3’22; we rank #5 for QTD Q3’22 Since 2017, our market share increased from 2.4% to 3.1% FYTD Q3 2022 Jefferies Global M&A, ECM, LevFin Ranking Over Time 6 Global Investment Banking Rankings (1) All M&A, ECM, & LevFin 8 8 Fee Market Δ Since FY Rank Investment Bank Revenue ($mm) Share 2017 1 JPMorgan 4,342 8.6% 11 2 Goldman Sachs 4,293 8.5% 3 Morgan Stanley 2,950 5.9% 4 BofA Securities 2,892 5.7% 5 Citi 1,940 3.8% 6 Jefferies 1,545 3.1% from 10 7 Barclays 1,496 3.0% 17 8 Credit Suisse 1,310 2.6% 9 Evercore 1,007 2.0% 10 Lazard 888 1.8% 2010 2015 2020 2021 9M 2022 Source: Dealogic. See pages 65-69 at the back of this presentation for endnotes. 29

M&A Franchise th (1) We rank 6 in global M&A We remain a major force in advising companies in the sale of their business (1) Larger deals represent the majority of our M&A revenue, while nearly 30% of our transactions are international FYTD Q3 2022 Jefferies Global M&A Ranking Over Time Global Investment Banking Rankings 6 6 M&A Rank Investment Bank Fee Market Share Δ Since FY 2017 1 Goldman Sachs 10.7% 2 JPMorgan 8.9% 9 3 Morgan Stanley 7.1% 4 BofA Securities 5.5% 5 Citi 3.9% 12 6 from 12 Jefferies 3.5% 7 Evercore 3.1% 13 8 Lazard 3.0% 9 Barclays 2.9% 2010 2015 2020 2021 9M 2022 10 Rothschild & Co 2.6% Source: Dealogic. See pages 65-69 at the back of this presentation for endnotes. 30

Equity Underwriting Franchise th (1)(2) We rank 6 in global ECM (1) We were active bookrunner on approximately 90% of our ECM deals (1) #1 in U.S. bookrun follow-on offerings and #1 in Europe for Global Coordinator roles FYTD Q3 2022 (2) Jefferies Global ECM Ranking Over Time (2) Global Investment Banking Rankings Equity Capital Markets 6 7 7 Rank Investment Bank Fee Market Share Δ Since FY 2017 1 JPMorgan 7.8% 12 2 Goldman Sachs 7.5% 3 Morgan Stanley 6.8% 4 Citi 6.5% 5 BofA Securities 6.3% 6 Jefferies 3.9% from 13 30 7 Credit Suisse 2.9% 8 Barclays 2.0% 9 UBS 1.9% 10 Deutsche Bank 1.8% 2010 2015 2020 2021 9M 2022 Source: Dealogic. See pages 65-69 at the back of this presentation for endnotes. 31

Financial Sponsor Franchise th (1) We rank 5 in global sponsor-backed transactions We have a leading Financial Sponsor franchise, covering over 650 private equity firms Cover 100+ private equity investors, family offices, sovereign wealth funds, and alternative investors FYTD Q3 2022 Jefferies Global Sponsor-Backed M&A, ECM, LevFin Ranking Over Time Global Investment Banking Rankings 5 Sponsor-Backed M&A, ECM, Leveraged Finance Rank Investment Bank Fee Market Share Δ Since FY 2017 1 JPMorgan 9.8% 7 7 2 Goldman Sachs 9.4% 3 BofA Securities 6.0% 4 Morgan Stanley 5.4% 9 5 Jefferies 5.1% from 7 6 Credit Suisse 4.4% 11 7 Barclays 4.3% 8 Citi 4.0% 9 Deutsche Bank 2.7% 2010 2015 2020 2021 9M 2022 10 RBC Capital Markets 2.6% Source: Dealogic. See pages 65-69 at the back of this presentation for endnotes. 32

Jefferies Finance – Overview

- Jefferies Finance ("JFIN") continues to operate prudently
  - JFIN has demonstrated growth and resilience across multiple business cycles, including the current economic disruption
  - JFIN has built a highly successful franchise arranging leveraged loans for distribution to the capital markets and has successfully arranged >1,400 transactions ($290 billion of financing) since inception
  - JFIN also provides direct lending to Jefferies' clients through Jefferies Credit Partners ("JCP"), JFIN's private credit investment team
  - JFIN manages CLOs through Apex Credit Partners ("Apex"), which runs 29 term loan CLOs and revolver funding vehicles, a large share of which were arranged by Jefferies
  - Managed capital across all business lines exceeds $17 billion[1]
- JFIN's strategy will remain focused on core U.S. and European underwriting business, and furthering the success of our large cap and mid cap direct lending (both origination and asset management), which represents a significant growth opportunity
- During 2022 the Leveraged Finance market has experienced volatility and limited activity resulting from the Ukraine/Russia conflict, rising interest rates and investor concerns around inflation/recession
  - Unfavorable market conditions have resulted in a YTD net loss of $91 million
  - Despite YTD loss, overall leverage remains moderate at 2.9x and strong liquidity remains intact
- Significant momentum has continued in the Direct Lending business with strong market tailwinds and investor demand
  - ~ $2.5 billion of third-party capital raised YTD with a near term sizeable backlog indicating continued growth
  - YTD investment activity across 75 specific transactions supporting nearly 50 separate private equity clients

Total Arranged Deal Volume

($ Billions)



FY 2005: 10; $0.0; $0.6; $0.6
FY 2006: 25; $0.0; $1.4; $1.4
FY 2007: 45; $0.4; $2.9; $3.4
FY 2008: 14; $0.1; $0.6; $0.7
FY 2009: 25; $0.3; $0.6
FY 2010: 40; $1.0; $2.9; $3.8
FY 2011: 64; $2.9; $4.8; $7.7
FY 2012: 69; $4.9; $6.8; $11.6
FY 2013: 118; $10.4; $10.8; $21.1
FY 2014: 132; $8.5; $14.8; $23.4
FY 2015: 101; $5.9; $15.5; $21.4
FY 2016: 80; $9.3; $7.7; $17.0
FY 2017: 161; $22.5; $19.6; $42.1
FY 2018: 175; $22.2; $22.2; $44.4
FY 2019: 98; $4.6; $13.5; $18.1
FY 2020: 96; $14.8; $12.0; $26.8
FY 2021: 199; $21.4; $23.9; $45.3
LTM Q3 22: 97; $8.6; $10.0; $18.5
Committed
Best Efforts
# of Deals

See pages 65-69 at the back of this presentation for endnotes.

33

Jefferies

Jefferies Finance – Summary Financials Proven Track Record Successfully Navigating Prior Market Down Turns Net Revenues $332 ($ Millions) $282 $258 $205 $181 $168 $147 $126 $121 $94 $86 $41 $36 $17 $5 ($26) ($13) ($3) - (1) Pre-Tax Earnings $205 $212 $188 $144 ($ Millions) $138 $133 $92 $87 $76 $71 $46 ($1) $16 $6 ($21) $2 ($46) ($78) ($95) See pages 65-69 at the back of this presentation for endnotes. 34

Strategic Priorities Global ◼ Grow market share by monetizing our current breadth and scale of capabilities ◼ Firm-wide collaboration and coordination ◼ Develop our talent Americas ◼ Grow our market share as advisors to corporates ◼ Leverage SMBC partnership ◼ Targeted hiring, predominantly focused on experienced MDs EMEA ◼ Monetize our existing footprint ◼ Targeted regional hiring ◼ Grow leveraged finance practice APAC ◼ Leverage exceptional local equity research and trading strength to build market share ◼ Monetize investment in expanded team built over the last several years 35

Equities Peter Forlenza, Global Head of Equities

Revenue & Market Share Momentum Client-Focused Franchise Driving Significant “Step Change” in Revenue Growth with Continued Momentum (1) (1) (1) (1) 1.6% Market Share 1.9% Market Share 2.6% Market Share 4.0% Market Share in 2010 in 2014 in 2018 in 2022 $1.1bn $967mm Record $1.3bn in 2021 $681mm $636mm (2) 2010-2013 2014-2017 2018-2021 2022 LTM Average Net Revenue Average Net Revenue Average Net Revenue Net Revenue See pages 65-69 at the back of this presentation for endnotes. 37

Global Cash Equities Market Share Growth Durable Market Share Gains with Significant Momentum and Milestone Competitive Positioning (1) Key Rankings 155 BPS Growth 142 BPS Growth 216 BPS Growth 175 BPS Growth 1st Global Convertibles 5.1% 1st 4.6% Japan and India Advisory 4.0% 1st U.K. High Touch Cash 3.7% 3.0% th 5 Global High Touch Cash 2.4% 2.4% th 6 U.S. Cash Equities th 6 1.3% Global Low Touch Cash th 7 Global Advisory Payments th 8 2017 2022 2017 2022 2017 2022 2017 2022 Global Cash Equities Global U.S. Pan-Europe Asia-Pacific See pages 65-69 at the back of this presentation for endnotes. 38

Client Footprint Our Increased Client Breadth and Improved Rankings have Resulted in Record Payment Levels (1) More Clients Trading Across All Regions With Improved Global Client Rankings Number of Active Clients Our Collection Ranks with Clients: 2021 versus 2017 We Rank in the Top 3 with 400+ Clients, Globally 3,173 With 72% Ranked Top 3 More Clients 2,602 Versus 2017 With 78% Ranked 4-5 More Clients Versus 2017 With 30% Ranked 6-9 More Clients 2017 2021 Versus 2017 US EU AP Resulting in Record Payment Levels in 2022 See pages 65-69 at the back of this presentation for endnotes. 39

Thought Leadership and Research Footprint Expansion and Momentum in Global Research and Leading Client Service with Thought Leadership (1) (2) Record High Stock Coverage Breadth #1 in Global SMiD-Cap Coverage Breadth Institutional Investor & Asiamoney Rankings Jefferies 1,817 1 3,515 2 JPMorgan 1,752 th Ranked 8 US Citi th 3 1,640 (Versus 12 in 2017) 2,831 Bank of America 1,580 4 5 Morgan Stanley 1,573 th Ranked 7 Europe th (Versus 18 in 2017) Goldman Sachs 1,352 6 UBS 1,320 7 Credit Suisse rd 8 1,312 Ranked 3 Asia th (Versus 18 in 2017) HSBC 837 9 2017 2021 10 CICC 814 U.S. E.U. A.P. See pages 65-69 at the back of this presentation for endnotes. 40

Growth and Momentum into our Growing Opportunity (1) Strategic Direction and Expanding our Total Addressable Market (1) Expanding our Total Addressable Market“TAM” Grow Existing Businesses and Continue Globalizing the Franchise, while Deepening and Broadening our Client 1 Expanded TAM Footprint ~$50bn+ Prime Brokerage (1) Expand our Total Addressable Market by Building Swaps 2 Client-Requested Capabilities and High Margin Businesses Current TAM Derivatives ~$15bn - $20bn Program Trading Continue Significant Market Share and Revenue Momentum 3 while Capitalizing on Competitor Dislocation See pages 65-69 at the back of this presentation for endnotes. 41

Fixed Income Fred Orlan, Global Head of Fixed Income

Overview Drivers for Long-Term Success ◼ Our global Fixed Income business is led by our Top 10 Global Credit franchise which is supported by our leading Leverage Finance Investment Banking platform ◼ We provide best-in-class ideas and exceptional high and low touch execution capabilities ◼ Our strategy is to build and enhance our long-term client partnerships globally, which has driven growth in both market share and the quality of that share, driving better realization of our relationships ◼ We maintain a sharp focus on discipline across risk, capital and costs to drive improved returns 43

Business Performance $994mm Record $1.3bn in 2020 ◼ Continued investment in talent and technology across our franchise has led to more durability in revenues through $719mm the cycle ◼ Further improvements expected, given 42% momentum in market share Growth $506mm ◼ Significant investments in our Global Credit businesses have led to 140%+ increase in revenues between 2015- 2018 and 2022 9M annualized ◼ Ongoing build-out and integration of Europe, an effort that continues to drive revenue diversification and growth ◼ Maintained client momentum in 2022 notwithstanding challenging market environment 2015-2018 2019-2021 9M'22 (1) Average Net Revenue Average Net Revenue Annualized Net Revenue See pages 65-69 at the back of this presentation for endnotes. 44

Momentum in Credit Trading Businesses (1) Global Credit Franchise Driving Significant Long-Term Revenue Growth ◼ HY Bonds ◼ Loans 146% ◼ Distressed Growth ◼ Emerging Markets ◼ Municipals ◼ Investment Grade ◼ CLO ◼ ABS 2015-2018 2019-2021 9M'22 (2) Average Net Revenue Average Net Revenue Annualized Net Revenue See pages 65-69 at the back of this presentation for endnotes. 45

Client Footprint Combination of Client Franchise and Trading Strength Leads to Durable Revenues Increasing Deepening Improving (3) Cross-Product Penetration Client Relationships Service Quality Rankings # of Clients Active across 7 or More Products Jefferies Dealer Rankings Top 100 Clients 2022 (1)(2) (1) Global Fixed Income Capabilities Client Revenues Service Quality st U.S. EM Credit 1 U.S. Distressed Debt Top 3 E.U. Distressed Debt E.U. High Yield U.S. High Yield Top 10 U.S. IG Corporates U.S. Par Loans Best Liquidity in Story Credits U.S. HY Bonds Top 3 2016 2022 2016 2017 2018 2019 2020 2021 2022 Ann'l See pages 65-69 at the back of this presentation for endnotes. 46

Competitive Positioning

Evidence that Our Curve is Shifting

Top 10 in Global G10 & EM Credit (excluding derivatives)[1]

Improvements in our client franchise have led to more durable revenues and a higher return on capital

Market Share Growth
Top 10 ranking in six products (vs. three products in 2016)



2021
2016
% Market Share
U.S. EM Credit
~10.0%
1.6%
U.S. Distressed
7.0%
4.2%
U.S. HY Cash Bonds
6.3%
2.8%
E.U. EM Credit
> 5.3%
3.8%
U.S. Par Loans
5.2%
1.7%
E.U. CLO (2)
1st

Expanding and Deepening Our Client Relationships

Jefferies voted #3 for Net Positive Business Momentum in U.S. Core Credit
Clients expect to do more business with Jefferies in the next 6 to 12 months

#1 for Net Positive Business Momentum in E.U. Core Credit
Clients expect to do more business with Jefferies in the next 6 to 12 months

~20%
Increase in the proportion of clients ranking Jefferies as one of its most important counterparties among the Most Active U.S. Core Credit Investors

75%
Increase in # of clients citing relationship with Jefferies among E.U. Core Credit

Quality Share

Most Helpful Traders

1st	Global EM
Top 6	U.S. Par Loans U.S. Distressed
7th	E.U. HY Bonds U.S. HY Bonds
8th	Municipals

Most Helpful Analysts

5th	Global EM U.S. Lev Fin
8th	Municipals

Most Helpful Originator

Top 10	U.S. CLO

Municipals Market Share %

4%
Increase in market share to 11%+ in 13 months to 10 year maturities

eTrading Rankings 1H2022 (3)

#1: EM LATAM

Top 3: U.S. High Yield
EM CEEMEA Sovereigns

Note: All comparisons vs. 2016. Rankings, Market Share and Market Penetration sourced from Coalition Greenwich 2021 Fixed Income Study unless otherwise noted. Market Share represents % of trading volumes done with dealer. Coalition Greenwich research is not a credit assessment and should not form the basis of any lending, credit, or rating decision.

See pages 65-69 at the back of this presentation for endnotes.

47

Jefferies

Strategic Focus Leveraging Our Core Strengths to Generate Significant Growth Opportunities Partner with Clients to Continue to Grow Market Share and Quality Share, 1 Leading to Better Realization of our Relationships Work Closely with Investment Banking to 2 Create More Opportunities for Our Clients Globalize Franchise and Continue to Build-out our Franchise Globally 3 Expand Client-Requested Capabilities Globalize Franchise and Capitalize on Investments in Technology 4 Expand Client-Requested Capabilities Continue to Optimize Risk, Capital and Globalize Franchise and 5 Expand Client-Requested Capabilities Costs to Drive Returns 48

Asset Management Nick Daraviras, Co-President of Asset Management Sol Kumin, Co-President of Asset Management

Leucadia Asset Management – Overview ▪ Our alternative asset management platform offers an innovative range of investment strategies to predominantly institutional clients through directly owned and affiliated managers – We leverage broader Jefferies to source managers, provide them with operational support and bring Leucadia’s brand to market – We support and develop distinctive investment offerings with proven investment teams – We have significant in-house Marketing and Investor Relations functions across all major regions Leucadia provides its affiliated asset Leucadia offers investors the opportunity to managers with access to stable long-term invest alongside Jefferies, which maintains capital, robust operational infrastructure, as investments with revenue share and/or well as global distribution. equity interest in the asset managers on the platform. 50

Growth and Momentum (1) ▪ Continued growth in Leucadia Asset Management, as evidenced by 2022’s increased management fee revenue and AUM . In LTM Q3 2022: (1) ─ New products and offerings have supported ongoing growth of Assets Under Management (“AUM”) of Affiliated Managers to $31 billion, a 33% increase since fiscal year-end 2021 (2) ─ Fee based revenues of $89 million; including $56 million of management fees and $33 million of performance fees – $67 million from revenue share participation with low associated direct costs (3) ─ Investment performance of +6% outperformed S&P 500 Index (-13%) and HFRI Equity Hedge Index (-10%) ─ Five strategies were added in FY 2022 and several additional strategies are actively fundraising ─ Solid demand for existing multi-manager and credit strategies ▪ Jefferies’ broad reach continues to provide a consistent flow of attractive investment opportunities ▪ 50% owned Jefferies Finance (included within Investment Banking results) manages an additional $13.8 billion, up from $10.5 billion in Q3 2021 (1) Aggregate NAV-Equivalent AUM ($ Billions) 31 24 16 11 FY 2019 FY 2020 FY 2021 Q3 2022 See pages 65-69 at the back of this presentation for endnotes. 51

Fee Revenues ▪ Our long-term goal is scale in fee revenue (1) (1) ─ LTM Q3 2022 management fees of $56 million and performance fees of $33 million (1) (2) • Q3 2022 management fees of $16 million , reflecting continued ramp of AUM ─ While still positive, performance fees decreased due to lower investment returns in challenging market environment • Due to timing differences, LTM Q3 2021 performance fees largely reflect fees earned for 2020 calendar investment results. Likewise, LTM Q3 2022 reflects 2021 calendar performance (1) Total Fees Total Investment Return (LTM August 2021 vs August 2022) (LTM August 2021 vs August 2022) $ Millions $ Millions 115 312 89 72 56 43 33 82 (1) (1) (1) Performance Fees Management Fees Total Fees Investment Return LTM Q3'21 LTM Q3'22 LTM Q3'21 LTM Q3'22 See pages 65-69 at the back of this presentation for endnotes. 52

Capital Raising Momentum

- Raised nearly $3 billion of new capital via our marketing team in 2022 YTD
  - New clients include institutional investors across North America, Europe, and Asia
  - Significant commitments into Jefferies Finance (Mid-Cap Direct Lending Fund II), Point Bonita, Schonfeld, and Weiss
- Strong pipeline for remainder of 2022 and 1H 2023
  - Recent strategy additions are gaining marketing momentum (e.g. 3|5|2 Capital, Hildene Capital, Illuminate Financial, Manteio Capital, and Pearlstone)
  - Long/short hedge funds (e.g. Kathmandu, JAT Capital, and SVI) have performed well despite a volatile market environment and continue to receive investor interest
  - Actively marketing private strategies
- Continued interest in custom products and larger strategic relationships
- Marketing & Investor Relations team has grown to 25 professionals (up from 13 in FY 2020), meaningfully increasing client coverage globally
  - Selectively expanding team across functional areas and regions to facilitate optimal support for clients and affiliated managers



Capital Raised
$ Billions
0.1
0.7
2.3
2.0
2.4
2.7
Jefferies Finance
All Strategies ex-Jefferies Finance
Total
FY 2021
YTD 2022

Global Marketing & Investor Relations Team



Stockholm 1
London 3
Frankfurt 1
New York 17
Hong Kong 3

Americas: 17 | Europe & Middle East: 5 | Asia Pacific: 3

53

Jefferies

Our Platforms and Strategies

($ Billions)		Strategy	AUM[1]	Founded	Description
Multi-Manager	Weiss [2]	Multi	$3.2	1978	Multi-strategy asset manager with 40-year track record allocating across equities, credit, and macro
	Schonfeld [2]	Equities	$5.1	2014	Market-neutral equity platform focused on fundamental and tactical strategies globally
	Dymon Asia [2]	Multi	$2.7	2008	Asia-focused multi-manager platform investing across equities, credit, fixed income/rates, and FX
	Topwater Capital	Multi	$0.2	2002	First-loss, scalable multi-manager and multi-strategy liquid securities platform
Fundamental	Monashee Investment Management [3]	Capital Markets	$2.6	2011	Focus on capital markets new issuance across equities, converts, credit, and crossover strategies
	Core Commodity Management [4]	Commodity-Related	$11.1	2003	Active strategies designed to provide enhanced commodity exposure
	Solanas Capital	ESG	$0.1	2009	ESG long/short equity strategy investing across alternative energy and sustainable resources
	* Tephra Digital [2]	Liquid Digital Assets	$0.0	2022	Digital assets strategy providing exposure to the blockchain and Web3 ecosystem
	Kathmandu	Energy / Cyclicals	$0.2	2015	Global long/short equity strategy specializing in energy and related cyclical sectors
	JAT Capital Management [2]	TMT Equities	$0.4	2020	Fundamental TMT-focused long/short equity manager
	SVI Strategic Vision Investment [2]	Greater China Equities	$1.0	2014	Greater China-focused fundamental L/S equity manager focused on structural mega trends
Credit	Jefferies Finance [5]	Corporate Credit	$13.8	2004	CLO manager, leveraged finance and middle-market credit investing platform
	Point Bonita Capital	Trade Finance	$0.9	2019	Trade finance and supply chain-based corporate credit investments
	3|5|2 Capital	Asset-Backed Securities	$0.3	2020	Structured product strategies, emphasizing consumer-related asset-backed securities
	FourSixThree Capital LP [2]	Special Situations/Distressed	$0.5	2020	Distressed and opportunistic credit strategy investing across sectors and geographies
	* Hildene Capital Management [2]	Asset-Based & Opportunistic Credit	$2.6	2008	Diversified institutional asset manager focused on asset-based and credit opportunities
	* Pearlstone Alternative [2]	European Opportunistic Credit	NA[6]	2022	Pan-European fundamental credit strategy focused on idiosyncratic opportunities
	* ISO MTS [2]	Long/Short Bank Credit	NA[6]	2022	Niche long/short strategy focused on bank credit-related instruments
Quant	Manteio Capital [2]	Quant/AI	$0.4	2020	Quantitative strategy that leverages Artificial Intelligence and traditional capital markets insights
VC	* Illuminate Financial [4]	Fintech Venture Capital	$0.1	2014	Venture capital firm dedicated to fintech/enterprise software companies

*Denotes strategy was added in FY 2022

See pages 65-69 at the back of this presentation for endnotes.

54

Jefferies

Leucadia Asset Management – Strategic Priorities ▪ Grow fee-generating third party assets; prospect of long-term stable cash flows ▪ Earn strong return on invested capital; recycle capital to support new strategies ▪ Continue to add new strategies ▪ Manage cost and mitigate risk – Leverage Jefferies support infrastructure to manage launch costs and operating expenses – Strict controls to manage and limit risk – Stop losses, if necessary, at pre-determined levels 55

Vitesse Bob Gerrity, CEO Vitesse Energy

Vitesse Energy Story ▪ Vitesse is a non-operated working and royalty interest owner of oil and gas assets primarily in the Bakken oil field in North Dakota and focused on acquiring properties with significant development potential and converting its substantial inventory of undeveloped locations into cash flowing wells ▪ As a non-operated working interest owner, Vitesse leverages the drilling, completion and production technology and expertise of leading oil and gas operators (Continental, EOG, Conoco, Hess and others) by investing alongside and participating with them on a proportionate basis in the production and drilling of horizontal wells ▪ Vitesse has interests in over 6,100 productive wells (133 net wells) with an average working interest of 2.6% per working interest well, and an additional ~800 gross wells (16 net) that are drilling, completing or have been permitted for development within its 48,000 net acres as of August 31, 2022 ▪ The Company has completed over 120 acquisitions totaling $520 million and deployed a further $400+ million in the development of its oil and gas properties ▪ As of November 30, 2021, Vitesse had proved reserves of 42.5 million Boe and an estimated inventory of 200+ net undeveloped drilling locations (1) (1) ▪ The Company has always maintained conservative debt levels. Net Debt at August 31, 2022 was $58 million, representing 0.4x LTM Adjusted EBITDA ▪ Approximately 30% of Vitesse’s expected oil production is hedged in 2023 and 2024 at a weighted average price of $77.50/Bbl ▪ Our executive team of Bob Gerrity (CEO), Brian Cree (President) and Dave Macosko (CFO) have a combined 75+ years of experience in the oil and gas industry ▪ Jefferies has announced that it anticipates Vitesse will be spun off to its shareholders by year-end See pages 65-69 at the back of this presentation for endnotes. 57

2010 | Original Thesis: Deeper, Denser, Cheaper, Better, Expanded Horizontal Wells ▪ In 2010, Bob Gerrity started to acquire for his ▪ The focus was on purchasing undeveloped Gerrity 2010 Acreage own account undeveloped oil and gas leases in properties “ahead of the drill bit” believing that prospective areas of the Bakken field of North superior economics would be derived from Dakota shown in yellow on the map drilling wells that converted undeveloped acreage into streams of cash flow ▪ The thesis was that the Bakken is a world class rock and over time fracture technology ▪ As producing wells became cash generating, would improve, drilling costs would decline, the proceeds were reinvested into purchasing and the field would become increasingly additional undeveloped acreage and horizontal economic drilling ─ Deeper: Additional benches would be viable (additional future locations) ─ Denser: Increased spacing per unit (additional future locations) ─ Cheaper: Well costs and operating expenses would decline as completion technologies improved and efficiencies were realized ─ Better: Reserves per well (EUR) would increase through enhanced frac technology ─ Expanded: Tier 3 acreage would eventually yield Tier 1 economics with improved frac results across the basin 58

2014 | Jefferies Financial Group’s Initial Funding Horizontal Wells Vitesse 2014 Acreage ▪ By 2014, Bob Gerrity’s original thesis was panning out and activity in the Bakken field was increasing ▪ We sought new capital to purchase oil and gas properties with significant development opportunity and fund the conversion of this undeveloped inventory to cash flow ▪ Vitesse Energy was originally funded in 2014, and by 2018 Jefferies had invested a total of $450 million to acquire attractively priced acquisitions of undeveloped inventory and producing assets throughout the Bakken’s expanding core ▪ Vitesse created a foundation of systems, processes and data capabilities designed specifically for non-op that enable it to selectively acquire and manage highly economic assets 59

2022 | Vitesse Today Horizontal Wells ▪ Core Bakken drilling activity has expanded into the acreage Vitesse bought at attractive Vitesse 2022 Acreage valuations ▪ Vitesse holds substantial undeveloped inventory as its “Deeper, Denser, Cheaper, Better, Expanded” thesis continues to play out ▪ Vitesse now produces a substantial amount of free cash flow and an estimated 80%+ of its asset consists of undeveloped drilling locations ▪ To date, ~17,000 horizontal wells have been drilled in North Dakota and ~800 new wells (1) continue to get drilled each year (2) ▪ At the current pace, an additional 40,000+ Bakken wells are expected to be drilled over the next 50+ years ▪ Vitesse is positioned to participate in this future Bakken development and generate sustainable cash flow See pages 65-69 at the back of this presentation for endnotes. 60

Historical Financials Nine Months Year Ended November 30, Ended August 31, ($ in millions except prices and production) 2019 2020 2021 2022 Average NYMEX Oil Price ($/Bbl) $56.20 $40.20 $65.97 $96.96 Average NYMEX Natural Gas Price ($/MMBtu) $2.70 $2.00 $3.79 $6.31 Daily Production (Boe/d) 10,724 9,655 9,899 10,048 Oil and Gas Revenue $171 $97 $185 $225 Realized Hedging Gain/(Loss) $4 $27 ($14) ($40) (1) Adjusted EBITDA $109 $64 $102 $123 Interest Expense ($5) ($5) ($3) ($3) Drilling & Completion Capex ($99) ($61) ($37) ($37) Acquisitions ($5) ($9) ($6) ($20) (1) Free Cash Flow - ($11) $56 $63 Net Income (Loss) $36 ($9) $18 $56 (2) Dividends Paid $25 - $12 $42 (1) Net Debt $102 $97 $65 $58 (1) Net Debt/LTM Adjusted EBITDA 0.9x 1.5x 0.6x 0.4x See pages 65-69 at the back of this presentation for endnotes. 61

Forward Business Plan ▪ Pay a regular fixed dividend ─ $42 million distributed year to date during the first nine months of 2022 ▪ Participate in the conversion of our extensive inventory of undeveloped drilling locations to cash flowing assets ─ $43 million of accrual basis drilling and completion capex year-to-date ▪ Review broad range of acquisition opportunities ─ Acquisition team led by senior management ─ Near-term development opportunities ─ $20 million of acquisitions year-to-date ─ Look for large, “fat pitch” acquisitions comprised of both undeveloped inventory and producing assets that are accretive to value per share ▪ Hedge to reduce impact of volatility of oil prices and protect dividend ▪ Maintain conservative leverage below 1.0x Adjusted EBITDA ─ $66 million outstanding on Credit Facility with a $200 million Borrowing Base as of August 31, 2022 62

Q & A Session Please submit questions using the webcast question box

Appendix

Endnotes These notes refer to page 7 (1) Tangible Book Value Per Fully Diluted Share + Cumulative Dividends Per Share is a non-GAAP financial measure. See Appendix on page 70 for reconciliation to GAAP amount. These notes refer to page 8 (1) Cumulative return of capital since end of FY16. (2) Fully diluted shares outstanding at end of each period. Fully diluted shares outstanding, a non-GAAP measure, is defined as Jefferies Financial Group’s common shares outstanding plus restricted stock units, stock options, conversion of redeemable preferred shares when dilutive and other shares. See Appendix on page 70 for reconciliation to GAAP amount. (3) Dividend for fourth quarter of each year, annualized, except for Q3 2022 (Q3’22 dividend of $0.30 per share, annualized). (4) Tangible Book Value is a non-GAAP measure. See Appendix on page 71 for reconciliation to GAAP amount. These notes refer to page 10 (1) Investment Banking only includes Advisory, Equity Underwriting and Debt Underwriting components. (2) Industry Peers: Morgan Stanley, JP Morgan, Goldman Sachs, Citi, Bank of America, Barclays, UBS, Deutsche Bank, Credit Suisse. All foreign denominated peers use their base currency for calculations. These notes refer to page 11 (1) Source: Dealogic. (2) Market share sourced from third party market survey and reflects Global Cash Equities. 2022 market share reflects 1H22 results. These notes refer to page 12 (1) Includes arrangements with strategic affiliates. (2) AUM includes aggregate NAV and NAV-equivalent Assets Under Management held by us and our affiliated asset managers as of each period end. These notes refer to page 13 (1) LTM Q3’22 as of 8/31/22. 65

Endnotes These notes refer to page 19 (1) Tangible Equity is a non-GAAP financial measure. See Appendix on page 73 for reconciliation to GAAP amount. These notes refer to page 21 (1) Tangible Equity is a non-GAAP financial measure. See Appendix on page 73 for reconciliation to GAAP amount. (2) Adjusted Annualized Return on Tangible Equity (a non-GAAP financial measure) is defined as Jefferies Financial Group annualized adjusted net income divided by adjusted tangible shareholders' equity. See Appendix on page 74 for reconciliation to GAAP amounts. These notes refer to page 22 (1) Tangible Gross Leverage Ratio is a non-GAAP financial measure. See Appendix on page 73 for reconciliation to GAAP amounts. (2) Tangible Equity is a non-GAAP financial measure. See Appendix on page 73 for reconciliation to GAAP amount. These notes refer to page 23 (1) Tangible assets is a non-GAAP financial measure. See Appendix on page 73 for reconciliation to GAAP amount. These notes refer to page 27 (1) Includes Advisory, Equity Underwriting and Debt Underwriting revenues. In the first quarter of 2018, we made changes to the presentation of our “Revenues by Source” to better align the manner in which we describe and present the results of our performance with the manner in which we manage our business activities and serve our clients. For a further discussion of these changes, see Jefferies Group LLC’s Form 8-K filed on March 20, 2018. We have presented fiscal year 2017 to reflect results on a comparable basis, as reported in Jefferies Group public filings. These notes refer to page 28 (1) Global M&A, ECM, LevFin market share. Source: Dealogic. (2) Reported Advisory, Equity Underwriting and Debt Underwriting revenues. These notes refer to page 29 (1) Excludes Investment Grade and Other DCM. These notes refer to page 30 (1) FYTD as of 8/31/22. 66

Endnotes These notes refer to page 31 (1) FYTD as of 8/31/22. (2) Fee pool excludes China domiciled issuers. These notes refer to page 32 (1) FYTD as of 8/31/22. These notes refer to page 33 (1) Includes core capital, third party assets under management and committed funding. These notes refer to page 34 (1) FY 2020 includes $80 million of expenses related to backstop liquidity facilities. These notes refer to page 37 (1) Market share sourced from third party market survey and reflects Global Cash Equities. 2022 market share reflects 1H22 results (latest available). (2) LTM Q3’22 as of 8/31/22. These notes refer to page 38 (1) Cash Equities market share and ranks sourced from third party market survey. Market share reflects full year 2017 versus 1H22 results. Convertibles rank sourced from Greenwich. Japan and India Advisory ranks sourced from Asiamoney. These notes refer to page 39 (1) Active clients reflect clients that generate revenue in S&T products. Our collection ranks sourced from third party market survey and reflect our Global Cash Equities rankings (where available) in 2021 versus 2017. 67

Endnotes These notes refer to page 40 (1) Stock coverage breadth reflects our internal Equity Research coverage from 2017 versus 2021. Asia includes our co-branded coverage. SMiD Cap Stock Coverage Breadth information is as of August 2022, sourced from Starmine, and includes our co-branded partners in the survey. (2) Institutional Investor for US reflects 2021 versus 2017. Institutional Investor for Europe reflects 2022 versus 2017. Asiamoney rankings for Asia reflect 2021 versus 2017. These notes refer to page 41 (1) Total addressable market figures are estimated. These notes refer to page 44 (1) Revenues exclude impact of Bache business. Refer to Appendix on Page 72 for reconciliation to GAAP amounts. These notes refer to page 45 (1) Global Credit Franchise: US and EU Credit, Global EM, Municipals, CLO and ABS. (2) Revenues exclude impact of Bache business. Refer to Appendix on Page 72 for reconciliation to GAAP amounts. These notes refer to page 46 (1) Data represents Global Fixed Income Trading Client Revenues as of August 31, 2022. (2) # of Clients based on accounts with >$10k in Client Revenues. (3) Rankings sourced from Coalition Greenwich 2021 Fixed Income Study. These notes refer to page 47 (1) Coalition Greenwich Global Institutional Client Analytics 2021 – based on the leading 1,750 clients. (2) Creditflux: YTD 31 August 2022. (3) MarketAxess Volumes 1H 2022. These notes refer to page 51 (1) AUM includes aggregate NAV and NAV-equivalent Assets Under Management held by us and our affiliated asset managers as of each period end. (2) Includes revenues from arrangements with strategic affiliates. (3) Based on average invested capital on a quarterly basis. 68

Endnotes These notes refer to page 52 (1) Includes revenues from arrangements with strategic affiliates. (2) AUM includes aggregate NAV and NAV-equivalent Assets Under Management held by us and our affiliated asset managers as of each period end. These notes refer to page 54 (1) AUM includes aggregate NAV and NAV-equivalent Assets Under Management held by us and our affiliated asset managers as of each period end. (2) Represents revenue share agreement. (3) Equity investment made 10/7/19. Not wholly-owned by Jefferies. (4) Not wholly-owned by Jefferies. (5) Jefferies Finance (JFIN) is a 50/50 joint venture between Jefferies and Mass Mutual Life Insurance Company. Leucadia Asset Management’s share of net earnings from JFIN is included in Investment Banking net revenues. (6) No third party NAV Equivalent AUM as of 8/31/22. These notes refer to page 57 (1) Net Debt and Adjusted EBITDA are non-GAAP financial measures. See Appendix on pages 75 and 76 for reconciliation to GAAP amounts. These notes refer to page 60 (1) Source: NDIC. (2) Source: IEEFA estimated from IHS Markit data. These notes refer to page 61 (1) Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures. See Appendix on pages 75 and 76 for reconciliation to GAAP amounts. (2) In addition to the dividends paid, Jefferies Financial Group retained close to $25 million in hedging gain proceeds that were attributable to derivatives associated with Vitesse oil production. 69

Reconciliation of Tangible Book Value per Fully Diluted Share + Cumulative Dividends per Share (a Non-GAAP Measure)

($ Millions except Per Share Amount)	As Of					
	12/31/2017	11/30/2018	11/30/2019	11/30/2020	11/30/2021	8/31/2022
Book value (GAAP)	$10,106	$10,061	$9,580	$9,404	$10,554	$10,293
Redeemable convertible preferred shares convertible to common [(1)]	$0	$0	$0	$0	$125	$125
Stock options [(2)]	$7	$0	$6	$6	$121	$119
Intangible assets, net and goodwill	($2,463)	($1,890)	($1,923)	($1,913)	($1,898)	($1,874)
Adjusted tangible book value (non-GAAP)	$7,650	$8,171	$7,663	$7,497	$8,902	$8,662
Common Shares Outstanding (GAAP)	356	308	292	250	244	229
Restricted stock units ("RSUs")	16	20	22	23	20	17
Redeemable convertible preferred shares convertible to common [(1)]	0	0	0	0	4	4
Stock options [(2)]	0	0	0	0	5	5
Other	1	1	1	1	1	1
Fully diluted shares outstanding (non-GAAP) [(3)]	373	328	315	274	274	256
Tangible book value per fully diluted share outstanding [(4)]	$20	$25	$24	$27	$32	$34
Cumulative cash dividends per share [(5)]	$0	$1	$1	$2	$3	$4
Cumulative special dividends per share [(6)]	$0	$0	$2	$2	$2	$2
Total Tangible Book Value Per Share + Cumulative Dividends Per Share (non-GAAP)	$21	$26	$27	$31	$37	$39

Note: The above tables reconcile certain Jefferies Financial Group non-GAAP financial information to their respective U.S. GAAP measures. Jefferies Financial Group believes that the disclosed non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Financial Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

(1) Redeemable convertible preferred shares added to book value and fully diluted shares outstanding assume that the redeemable convertible preferred shares are converted to common shares in periods when they were dilutive. These preferred shares were anti-dilutive in the years ended 2017-2020.

(2) Stock options added to book value are equal to the total number of dilutive stock options outstanding as of the end of each period multiplied by the weighted average exercise price at the end of each period. Stock options added to fully diluted shares are equal to the total dilutive stock options outstanding at the end of each period.

(3) Fully diluted shares outstanding include vested and unvested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans. Fully diluted shares outstanding also include all dilutive stock options and the additional common shares if our redeemable convertible preferred shares were converted to common shares.

(4) Tangible book value per fully diluted share outstanding is equal to adjusted tangible book value divided by fully diluted shares outstanding.

(5) Cumulative cash dividends per share are equal to the cumulative cash dividends per share since 2017.

(6) Cumulative special dividends per share are equal to the special dividend per share of Spectrum Brands in 2019.

70

Jefferies

Reconciliation of Tangible Book Value (a Non-GAAP Measure) ($ Millions) As Of 12/31/2016 Book value (GAAP) $10,128 Intangible assets, net and goodwill ($2,514) Tangible book value (non-GAAP) $7,614 Note: The above tables reconcile certain Jefferies Financial Group non-GAAP financial information to their respective U.S. GAAP measures. Jefferies Financial Group believes that the disclosed non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Financial Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Note: The above tables reconcile certain Jefferies Financial Group non-GAAP financial information to their respective U.S. GAAP measures. Jefferies Financial Group believes that the disclosed non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Financial Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. 71

Reconciliation To Remove the Impact of the Bache Business From Fixed Income Capital Markets Historical Results ($ Millions) Fiscal Year Ended 11/30/15 Fixed Income Net Revenues (GAAP) $271 (1) Adjustments to Remove Bache (80) Adjusted Fixed Income Net Revenues $191 (non-GAAP) Note: The above tables reconcile certain Jefferies Financial Group non-GAAP financial information to their respective U.S. GAAP measures. Jefferies Financial Group believes that the disclosed Adjusted non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Financial Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. (1) Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, for the presented period have been classified as a reduction of revenue in the presentation of Adjusted financial measures. 72

Reconciliation of Tangible Assets, Tangible Equity and Tangible Gross Leverage Ratio (non-GAAP measures) ($ Millions except Leverage Ratio) As Of 11/30/2019 11/30/2020 11/30/2021 8/31/2022 Total Assets (GAAP) $49,460 $53,118 $60,404 $55,230 Intangible assets, net and goodwill ($1,923) ($1,913) ($1,898) ($1,874) Tangible assets (non-GAAP) $47,537 $51,205 $58,507 $53,355 Shareholders' equity (GAAP) $9,580 $9,404 $10,554 $10,293 Intangible assets, net and goodwill ($1,923) ($1,913) ($1,898) ($1,874) Note: The above tables reconcile certain Jefferies Financial Group non-GAAP financial information to their re Tangi spe ble ctive equity (U no.S. n-GA GA AP) AP measures. Jefferies Financial Grou $7,657 p believes that $7, 490 the disclosed $8, non 656 -GAAP measu $8,418 res and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Financial Group results through the eyes of (1) Tangible gross leverage ratio 6.2 6.8 6.8 6.3 management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Note: The above tables reconcile certain Jefferies Financial Group non-GAAP financial information to their respective U.S. GAAP measures. Jefferies Financial Group believes that the disclosed non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Financial Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. (1) Tangible gross leverage ratio is equal to tangible assets divided by tangible equity. 73

Jefferies Financial Group Annualized Adjusted Return on Tangible Equity (a non-GAAP measure) ($ Millions except return percentages) Fiscal Year Ended 9M Ended 11/30/2019 11/30/2020 11/30/2021 8/31/2022 Net income attributable to Jefferies Financial Group common shareholders (GAAP) $960 $770 $1,667 $637 Intangible amortization and impairment expense, net of tax $14 $11 $11 $6 Tax benefit associated with sale of available for sale portfolio ($545) $0 $0 $0 Net income impact for regulatory settlement $0 $0 $0 $80 Adjusted net income (non-GAAP) $429 $781 $1,678 $723 Annualized adjusted net income (non-GAAP) $429 $781 $1,678 $964 As of 11/30/2018 11/30/2019 11/30/2020 11/30/2021 Shareholders' equity (GAAP) $10,061 $9,580 $9,404 $10,554 Less: Intangible assets, net and goodwill ($1,890) ($1,923) ($1,913) ($1,898) Note: The above tables reconcile certain Jefferies Financial Group non-GAAP financial information to their respective Less: Deferred tax asset ($513) ($462) ($394) ($328) U.S. GAAP measures. Jefferies Financial Group believes that the disclosed non-GAAP measures and any Less: Weighted average year-to-date impact of cash dividends and share repurchases ($378) ($545) ($243) ($540) adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as $7,280 $6,649 $6,854 $7,789 Adjusted tangible shareholders' equity (non-GAAP) they enable investors to evaluate Jefferies Financial Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in (1) Annualized adjusted return on adjusted tangible equity 5.9% 11.7% 24.5% 12.4% accordance with U.S. GAAP. Note: The above tables reconcile certain Jefferies Financial Group non-GAAP financial information to their respective U.S. GAAP measures. Jefferies Financial Group believes that the disclosed non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Financial Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. (1) Annualized adjusted return on adjusted tangible equity is equal to annualized adjusted net income divided by adjusted tangible shareholders' equity. 74

Vitesse Energy Reconciliation of Adjusted EBITDA and Free Cash Flow (non-GAAP measures)

($ Millions)

	Fiscal Year Ended			9M Ended	12M Ended
	11/30/2019	11/30/2020	11/30/2021	8/31/2022	8/31/2022
Net Income (Loss) (GAAP)	$36	($9)	$18	$56	$81
Plus: Interest expense	$5	$5	$3	$3	$4
Plus: Income tax expense	$0	$0	$0	$0	$0
Plus: Depletion, depreciation, amortization, and accretion	$65	$58	$61	$46	$62
Plus(Less): Unit-based compensation	$3	($1)	$1	$8	$8
Plus(Less): Unrealized loss (gain) on derivatives	$0	($2)	$19	$7	$0
Plus: Adjustments for non-routine items [(1)]	$0	$13	$0	$3	$3
Adjusted EBITDA (non-GAAP)	$109	$64	$102	$123	$158
Less: Interest expense	($5)	($5)	($3)	($3)	
Less: Net cash used in investment activities	($104)	($70)	($43)	($57)	
Free Cash Flow (non-GAAP)	$0	($11)	$56	$63	

Note: The above tables reconcile certain Vitesse Energy non-GAAP financial information to their respective U.S. GAAP measures. Vitesse Energy believes that the disclosed non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Vitesse Energy results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

(1) Our Adjusted EBITDA calculation excludes certain items we consider non-routine and non-recurring. In 2020, adjustments for non-routine items were comprised of $13 million impairment charge to our Colorado and Wyoming properties because of the significant declines in oil and natural gas prices as a result of the COVID-19 pandemic. During the Nine months ended August 31, 2022, the adjustment for non-routine transactions was composed of $3 million of costs related to the Spin-Off.

75

Jefferies

Vitesse Energy reconciliation of Net Debt and Net Debt-to-Adjusted EBITDA Ratio (non-GAAP measures) ($ Millions except Net debt-to-adjusted EBITDA ratio) Fiscal Year Ended 9M Ended 11/30/19 11/30/20 11/30/21 8/31/22 Revolving Credit Facility (GAAP) $104 $99 $68 $66 Less: Cash $2 $2 $3 $8 Net Debt (non-GAAP) $102 $97 $65 $58 Fiscal Year Ended 12M Ended 11/30/19 11/30/20 11/30/21 8/31/22 Net Debt (non-GAAP) $102 $97 $65 $58 Note: The above tables reconcile certain Vitesse Energy non-GAAP financial information to their respective U.S. (1) Adjusted EBITDA $109 $64 $102 $158 GAAP measures. Vitesse Energy believes that the disclosed non-GAAP measures and any adjustments thereto, Net debt-to-adjusted EBITDA ratio 0.9 1.5 0.6 0.4 when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Vitesse Energy results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Note: The above tables reconcile certain Vitesse Energy non-GAAP financial information to their respective U.S. GAAP measures. Vitesse Energy believes that the disclosed non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Vitesse Energy results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. (1) Adjusted EBITDA is a non-GAAP financial measure. See Appendix on page 75 for reconciliation to GAAP amounts. 76